EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Sands China Presents its Vision and Investment for the Next Decade in Macao
Company Believes in Long-Term Growth of Macao

Macao, 17 December 2022 — With the signing of a new 10-year gaming concession in Macao complete, Sands China Ltd., a majority-owned subsidiary of Las Vegas Sands Corp. (NYSE: LVS) today outlined its vision for the company’s next ten years in Macao.

“As we look to the future in Macao, we rely on the plan we have successfully executed over the past twenty years. Sheldon Adelson’s vision for what our company would deliver for Macao was big and bold and we are extremely proud of all that has been accomplished,” said Las Vegas Sands and Sands China Chairman and Chief Executive Officer Robert G. Goldstein. “With the support of the government and an extraordinary level of commitment from Sands China, Macao has evolved into a true international destination for leisure and business travel. We believe continued growth in Macao is still in front of us, and as demonstrated since we first began operating there, we will continue supporting and investing in Macao as it solidifies its position as one of the world’s greatest tourism destinations."

During a press conference today, the company outlined both a broad financial commitment to Macao over the next decade, as well as highlighting some key areas of investment. The company has pledged to spend MOP 30 billion (USD $3.75 billion) through 2032 on both capital and operating projects, including MOP 27.8 billion (USD $3.5 billion) in non-gaming projects that will also appeal to international visitors.

“Sands China is confident in Macao’s future and is appreciative of the opportunity to continue working with the Macao SAR government to support the growth of Macao’s economy, society and environment,” said Sands China President Dr. Wilfred Wong Ying Wai. “Our vision, and the strategy we will use to guide us, will help the government reach its important goals of continuing to grow Macao into a world centre of tourism and leisure, promoting its economic and industrial diversification and enhancing its international reputation."

As part of that investment, Dr. Wong said the company would dedicate resources to several key areas, including:

A commitment to expand, improve and optimize the scale and quality of its convention centers and related amenities. This would include the proposed development of a new approximately 18,000 square meter MICE facility adjacent to the existing Cotai Expo, expanding the company’s footprint of inter-connected meeting space and enabling the hosting of additional large-scale international MICE events. In connection with these efforts, Sands will strengthen the planning, organization and international marketing of convention tourism in order to attract global multinational companies to host annual meetings and corporate summits in Macao.

The redevelopment of the existing Le Jardin (the “Tropical Garden” on the south side of The Londoner Macao) to create a new and internationally unique approximately 50,000 square meter garden-themed destination. The proposed garden-themed attraction will include an iconic conservatory together with related themed green spaces and amenities. The conservatory is intended to become a Macao landmark of international renown, providing a year-round themed attraction for tourists and residents.

An expansion of entertainment and sporting events and offerings to grow international tourism, supported in part by a meaningful reinvestment and upgrade of the Cotai Arena. Sands will also develop several new restaurants and introduce innovative international culinary concepts to support Macao’s position as a city of gastronomy. The company will also launch a luxury yacht experience featuring on-board dining and entertainment including celebrity appearances, as well as water sports.

Sands China has also developed a comprehensive overseas marketing strategy and made related investment commitments across key focus areas:
–Focus marketing expenditure in overseas markets, including overseas media and distribution platforms
–Increasing the company’s network of international sales offices in Asia and US/Europe
–Hosting annual large-scale international business exchange event – “Macao Showcase” – at Marina Bay Sands in Singapore to elevate the exposure of Macao as a MICE tourism destination
–Target international customer markets including, South Korea, Japan, India, Southeast Asia and the US.

Growing its commitment to small and medium-size enterprises, continuing to prioritize the hiring, training and horizontal and upward mobility of local Macao residents. To support that effort in particular, Sands China will establish six new Sands China Academies focusing on MICE (Meetings, Incentives, Conferences, Exhibitions), Hospitality, Integrated Resort management, facilities, responsible gaming and entertainment. The company will create an incubation center to nurture local technology innovation and entrepreneurship.

Specific plans to promote Macao’s cultural heritage include the creation of a Macao Heritage Carnival to be hosted throughout traditional areas of the city, facilitating trips for its patrons to Macao’s traditional areas and hosting MICE group events at Macao’s historical landmarks. Launching innovative programs to revitalize Macao’s rich cultural heritage including partnering with local artists to hold regular performances, exhibitions and workshops in rehabilitated buildings.

“We are eager to support Macao’s growth over the next decade. Our company is proud of our contributions during the two previous decades of operations, and we have every confidence the future will bring even more meaningful benefit to Macao and all who share in its success,” concluded Dr. Wong.

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About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America and recognition as one of Fortune’s World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, vaccine mandates, regular testing requirements, other increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; risks relating to our current subconcession and the new concession, amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in Singapore, and produce future returns; new development, construction and ventures; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loans receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; legal proceedings, judgments or settlements that may be instituted in connection with the sale of our Las Vegas real property and operations; our ability to continue to have our securities traded in the U.S. securities market; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.